UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2006

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 8, 2006, Corinthian Colleges, Inc. (the "Company") received notification from the Accrediting Bureau of Health Education Schools ("ABHES") that its Appeals Panel had remanded, or returned, the final decision regarding continued accreditation of the Company’s Georgia Medical Institute ("GMI") campuses in Atlanta, Marietta and Jonesboro, Georgia back to the full ABHES Commission for further consideration. In December 2005, ABHES denied a grant of continued accreditation for these three GMI schools, and the Company appealed that decision in January 2006. The remand will allow the ABHES Commission to review additional information the Company has provided regarding its retention and placement rates and its general administrative capability at those campuses. ABHES will conduct a site visit in May 2006 at the Atlanta and Jonesboro, Georgia campuses to evaluate these areas of focus. In its letter to the Company, ABHES extended the current grant of accreditation for these schools through May 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

March 8, 2006	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President & General Counsel